Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 33-51126) and Amendment No. 9 to the Registration Statement (Form N-4 No. 811-7132) and related Prospectuses of National Integrity Life Insurance Company's Separate Account II and to the incorporation by reference therein of our reports (a) dated February 12, 1997, with respect to the statutory basis financial statements of National Integrity Life Insurance Company and (b) dated April 18, 1997, with respect to the financial statements of Separate Account II of National Integrity Life Insurance Company, both included in the Registration Statement (Form N-4) for 1996 filed with the Securities and Exchange Commission on May 1, 1997.

/s/ Ernst & Young LLP
Louisville, Kentucky
October 15, 1997